Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2017 FIRST QUARTER Results

Reports Pretax Income for First Quarter

RED BANK, NJ, March 8, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2017.

RESULTS FOR the ThrEE Month PERIOD ENDED January 31, 2017:

●	Total revenues were $552.0 million in the first quarter of fiscal 2017, a decrease of 4.1% compared with $575.6 million in the first quarter of fiscal 2016.

●	Total SG&A was $60.1 million, or 10.9% of total revenues, for the first quarter ended January 31, 2017 compared with $63.8 million, and 11.1% of total revenues, in last year’s first quarter.

●

Interest incurred (some of which was expensed and some of which was capitalized) decreased by 7.8% to $38.7 million for the first quarter of fiscal 2017 compared with $42.0 million in the same quarter one year ago.

●	Total interest expense as a percentage of total revenues was 7.4% during the first quarter of fiscal 2017 compared with 6.6% for the first quarter of fiscal 2016.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 17.2% for the first quarter of fiscal 2017 compared with 16.6% in the prior year’s first quarter.

●	Income before income taxes for the quarter ended January 31, 2017 was $0.3 million compared with a loss before income taxes of $13.2 million during the first quarter of 2016.

●

Loss before income taxes, excluding land-related charges and gain on extinguishment of debt, for the three months ended January 31, 2017 was $4.1 million compared with a $1.5 million loss before income taxes, excluding land-related charges and gain on extinguishment of debt, for the same quarter last year.

●	Net loss was $0.1 million, or $0.00 per common share, in the first quarter of fiscal 2017, compared with a net loss of $16.2 million, or $0.11 per common share, during the same quarter a year ago.

●	During the first quarter of fiscal 2017, Adjusted EBITDA increased 1.7% to $39.5 million compared with $38.8 million during the first quarter of fiscal 2016.

●	Adjusted EBITDA to interest incurred was 1.02x for the first quarter ended January 31, 2017 compared with 0.92x in the first quarter of the prior year.

●

Net contracts per active selling community, including unconsolidated joint ventures, increased 5.7% to 7.4 net contracts per active selling community for the quarter ended January 31, 2017 compared with 7.0 net contracts, including unconsolidated joint ventures, per active selling community in last year’s first quarter. Consolidated net contracts per active selling community increased 5.6% to 7.5 net contracts per active selling community for the first quarter of fiscal 2017 compared with 7.1 net contracts per active selling community in the first quarter of fiscal 2016.

●

As of the end of the first quarter of fiscal 2017, active selling communities, including unconsolidated joint ventures, decreased 22.4% to 177 communities compared with 228 communities at January 31, 2016. Consolidated active selling communities decreased 27.6% to 157 communities as of January 31, 2017 from 217 communities at the end of the prior year’s first quarter.

●

The dollar value of net contracts, including unconsolidated joint ventures, in the first quarter of fiscal 2017 decreased 15.0% to $567.9 million compared with $668.5 million in the prior year’s first quarter. The dollar value of consolidated net contracts decreased 22.4% to $487.6 million for the three months ended January 31, 2017 compared with $628.6 million for the first quarter of fiscal 2016.

●

For the first quarter ended January 31, 2017, the number of net contracts, including unconsolidated joint ventures, decreased 17.6% to 1,312 homes from 1,592 homes for the same quarter last year. The number of consolidated net contracts, during the first quarter of fiscal 2017, decreased 23.4% to 1,173 homes compared with 1,531 homes during the first quarter of 2016.

●

As of January 31, 2017, the dollar value of contract backlog, including unconsolidated joint ventures, was $1.19 billion, a decrease of 17.1% compared with $1.44 billion as of January 31, 2016. The dollar value of consolidated contract backlog, as of January 31, 2017, decreased 20.8% to $1.02 billion compared with $1.29 billion as of January 31, 2016.

●

As of January 31, 2017, the number of homes in contract backlog, including unconsolidated joint ventures, decreased 20.8% to 2,563 homes compared with 3,238 homes as of January 31, 2016. The number of homes in consolidated contract backlog, as of January 31, 2017, decreased 24.6% to 2,272 homes compared with 3,014 homes as of the end of the first quarter of fiscal 2016.

●

For the quarter ended January 31, 2017, deliveries, including unconsolidated joint ventures, decreased 4.6% to 1,398 homes compared with 1,466 homes during the first quarter of fiscal 2016. Consolidated deliveries were 1,290 homes for the first quarter of fiscal 2017, a 9.3% decrease compared with 1,422 homes during the same quarter a year ago.

●	The contract cancellation rate, including unconsolidated joint ventures, for the three months ended January 31, 2017 was 20%, compared with 21% in the first quarter of the prior year.

●

The valuation allowance was $628.1 million as of January 31, 2017. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

●

For February 2017, net contracts per active selling community, including unconsolidated joint ventures, increased to 3.1 net contracts per active selling community compared to 2.7 net contracts per active selling community for the same month one year ago. During February 2017, the number of net contracts, including unconsolidated joint ventures, decreased 6.8% to 562 homes from 603 homes in February 2016 and the dollar value of net contracts, including unconsolidated joint ventures, decreased 10.4% to $235.3 million in February 2017 compared with $262.7 million for February 2016.

Liquidity AND Inventory as of January 31, 2017:

●	Total liquidity at the end of the first quarter of fiscal 2017 was $204.5 million.

●	During the first quarter of fiscal 2017, land and land development spending was $190.4 million compared with $116.6 million in the first quarter of fiscal 2016.

●

As of January 31, 2017, owned lots increased 2.5% sequentially to 17,548 from 17,116 lots at October 31, 2016. The total land position, including unconsolidated joint ventures, was 31,178 lots, consisting of 13,630 lots under option and 17,548 owned lots, as of January 31, 2017, compared with a total of 38,070 lots as of January 31, 2016.

●	In the first quarter of fiscal 2017, approximately 2,700 lots, including unconsolidated joint ventures, a sequential increase of 28.6%, were put under option or acquired in 42 communities.

●

During the first quarter of 2017, $38.7 million of face value of debt was repurchased in the open market for approximately $30.8 million of cash, resulting in a $7.8 million gain on extinguishment of debt.

COMMENTS FROM MANAGEMENT:

“Given the liquidity constraints we faced last year, we are pleased with our results for the first quarter of fiscal 2017. From October 15, 2015 through May 15, 2016, we paid off $320 million of maturing debt, which limited our ability to invest in land during fiscal 2016. As we began fiscal 2017, we were in a much improved liquidity position with a beginning cash balance of $340 million. We used $31 million to retire $39 million face value of debt maturing in 2017 and 2019. Furthermore, we spent $190 million on land and land development in the first quarter of fiscal 2017, which was more than we had spent in any quarter last year. As a result, after reporting decreases in owned lots last year, during the first quarter the number of owned lots increased sequentially,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.

“While the high yield debt market continues to be challenging for us, we have strong relationships and continue to develop new relationships with alternative capital sources, including land banking, project specific nonrecourse debt, joint ventures and model sale leaseback financings. Our land acquisition teams remain very busy identifying new land parcels so that we can once again grow our community count, which, assuming no changes in market conditions, should ultimately result in higher levels of deliveries and profitability in the future,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2017 first quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, March 8, 2017. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2016 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation for historical periods of Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $195.8 million of cash and cash equivalents, $1.7 million of restricted cash required to collateralize letters of credit and $7.0 million of availability under the unsecured revolving credit facility as of January 31, 2017.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

January 31, 2017

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	January 31,
	2017	2016
	(Unaudited)
Total Revenues	$552,009	$575,605
Costs and Expenses (a)	557,666	587,319
Gain on Extinguishment of Debt	7,646	-
Loss from Unconsolidated Joint Ventures	(1,666)	(1,480)
Income (Loss) Before Income Taxes	323	(13,194)
Income Tax Provision	466	2,979
Net Loss	$(143)	$(16,173)

Per Share Data:
Basic:
Loss Per Common Share	$0.00	$(0.11)
Weighted Average Number of Common Shares Outstanding (b)	147,535	147,139
Assuming Dilution:
Loss Per Common Share	$0.00	$(0.11)
Weighted Average Number of Common Shares Outstanding (b)	147,535	147,139

(a) Includes inventory impairment loss and land option write-offs.

(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

January 31, 2017

Reconciliation of Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt to Income (Loss) Before Income Taxes

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2017	2016
	(Unaudited)
Income (Loss) Before Income Taxes	$323	$(13,194)
Inventory Impairment Loss and Land Option Write-Offs	3,184	11,681
Gain on Extinguishment of Debt	(7,646)	-
Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt (a)	$(4,139)	$(1,513)

(a) Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.

January 31, 2017

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2017	2016
	(Unaudited)
Sale of Homes	$531,415	$556,775
Cost of Sales, Excluding Interest and Land Charges (a)	439,917	464,146
Homebuilding Gross Margin, Excluding Interest and Land Charges	91,498	92,629
Homebuilding Cost of Sales Interest	16,574	16,843
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$74,924	$75,786

Gross Margin Percentage, Excluding Interest and Land Charges	17.2%	16.6%
Gross Margin Percentage, Including Interest and Excluding Land Charges	14.1%	13.6%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2017	2016
	(Unaudited)
Land and Lot Sales	$7,001	$-
Cost of Sales, Excluding Interest and Land Charges (a)	5,110	-
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	1,891	-
Land and Lot Sales Interest	1,748	-
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$143	$-

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

January 31, 2017

Reconciliation of Adjusted EBITDA to Net Loss

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2017	2016
	(Unaudited)
Net Loss	$(143)	$(16,173)
Income Tax Provision	466	2,979
Interest Expense	40,949	38,068
EBIT (a)	41,272	24,874
Depreciation	1,012	865
Amortization of Debt Costs	1,632	1,383
EBITDA (b)	43,916	27,122
Inventory Impairment Loss and Land Option Write-offs	3,184	11,681
Gain on Extinguishment of Debt	(7,646)	-
Adjusted EBITDA (c)	$39,454	$38,803

Interest Incurred	$38,699	$41,959

Adjusted EBITDA to Interest Incurred	1.02	0.92

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.

January 31, 2017

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended
	January 31,
	2017	2016
	(Unaudited)
Interest Capitalized at Beginning of Period	$96,688	$123,898
Plus Interest Incurred	38,699	41,959
Less Interest Expensed (a)	40,949	38,068
Less Interest Contributed to Unconsolidated Joint Venture (a)	-	10,676
Interest Capitalized at End of Period (b)	$94,438	$117,113

(a) Represents capitalized interest which was included as part of the assets transferred to the joint venture the Company entered into in November 2015. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(b) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31, 2017	October 31, 2016
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$195,830	$339,773
Restricted cash and cash equivalents	1,786	3,914
Inventories:
Sold and unsold homes and lots under development	945,153	899,082
Land and land options held for future development or sale	176,701	175,301
Consolidated inventory not owned	171,572	208,701
Total inventories	1,293,426	1,283,084
Investments in and advances to unconsolidated joint ventures	111,351	100,502
Receivables, deposits and notes, net	45,982	49,726
Property, plant and equipment, net	49,998	50,332
Prepaid expenses and other assets	50,352	46,762
Total homebuilding	1,748,725	1,874,093

Financial services	113,249	197,230

Income taxes receivable – including net deferred tax benefits	283,322	283,633
Total assets	$2,145,296	$2,354,956

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$73,528	$82,115
Accounts payable and other liabilities	319,661	369,228
Customers’ deposits	35,953	37,429
Nonrecourse mortgages secured by operating properties	13,997	14,312
Liabilities from inventory not owned, net of debt issuance costs	124,394	150,179
Revolving credit facility	52,000	52,000
Notes payable and term loan, net of discount and debt issuance costs	1,567,673	1,605,758
Total homebuilding	2,187,206	2,311,021

Financial services	86,370	172,445

Total liabilities	2,273,576	2,483,466

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2017 and at October 31, 2016	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 143,870,764 shares at January 31, 2017 and 143,806,775 shares at October 31, 2016	1,439	1,438
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,942,809 shares at January 31, 2017 and 15,942,809 shares at October 31, 2016	159	159
Paid in capital – common stock	706,509	706,137
Accumulated deficit	(856,326)	(856,183)
Treasury stock – at cost - 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at January 31, 2017 and October 31, 2016	(115,360)	(115,360)
Total stockholders’ equity deficit	(128,280)	(128,510)
Total liabilities and equity	$2,145,296	$2,354,956

(1) Derived from the audited balance sheet as of October 31, 2016.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Share and Per Share Data)

(Unaudited)

	Three Months Ended January 31,
	2017	2016
Revenues:
Homebuilding:
Sale of homes	$531,415	$556,775
Land sales and other revenues	7,745	604
Total homebuilding	539,160	557,379
Financial services	12,849	18,226
Total revenues	552,009	575,605

Expenses:
Homebuilding:
Cost of sales, excluding interest	445,027	464,146
Cost of sales interest	18,322	16,843
Inventory impairment loss and land option write-offs	3,184	11,681
Total cost of sales	466,533	492,670
Selling, general and administrative	44,408	47,504
Total homebuilding expenses	510,941	540,174

Financial services	6,855	8,215
Corporate general and administrative	15,656	16,321
Other interest	22,627	21,225
Other operations	1,587	1,384
Total expenses	557,666	587,319
Gain on extinguishment of debt	7,646	-
Loss from unconsolidated joint ventures	(1,666)	(1,480)
Income (loss) before income taxes	323	(13,194)
State and federal income tax (benefit) provision:
State	(18)	4,319
Federal	484	(1,340)
Total income taxes	466	2,979
Net loss	$(143)	$(16,173)

Per share data:
Basic:
Loss per common share	$0.00	$(0.11)
Weighted-average number of common shares outstanding	147,535	147,139
Assuming dilution:
Loss per common share	$0.00	$(0.11)
Weighted-average number of common shares outstanding	147,535	147,139

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)		Communities Under Development Three Months - January 31, 2017
		Net Contracts(1) Three Months Ended Jan 31,			Deliveries Three Months Ended Jan 31,			Contract Backlog Jan 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(NJ, PA)	Home	83	92	(9.8)%	104	151	(31.1)%	183	234	(21.8)%
	Dollars	$38,045	$39,784	(4.4)%	$52,907	$72,438	(27.0)%	$84,649	$114,350	(26.0)%
	Avg. Price	$458,369	$432,432	6.0%	$508,726	$479,721	6.0%	$462,563	$488,673	(5.3)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	190	260	(26.9)%	204	206	(1.0)%	416	507	(17.9)%
	Dollars	$102,246	$130,316	(21.5)%	$100,159	$93,552	7.1%	$251,062	$275,863	(9.0)%
	Avg. Price	$538,138	$501,215	7.4%	$490,975	$454,136	8.1%	$603,516	$544,108	10.9%
Midwest(2)
(IL, MN, OH)	Home	145	207	(30.0)%	150	274	(45.3)%	369	577	(36.0)%
	Dollars	$45,566	$67,569	(32.6)%	$43,651	$91,840	(52.5)%	$106,443	$170,020	(37.4)%
	Avg. Price	$314,250	$326,420	(3.7)%	$291,007	$335,181	(13.2)%	$288,462	$294,662	(2.1)%
Southeast(3)
(FL, GA, NC, SC)	Home	108	213	(49.3)%	138	116	19.0%	302	376	(19.7)%
	Dollars	$46,451	$90,259	(48.5)%	$56,386	$39,194	43.9%	$135,236	$157,001	(13.9)%
	Avg. Price	$430,104	$423,754	1.5%	$408,594	$337,884	20.9%	$447,801	$417,556	7.2%
Southwest
(AZ, TX)	Home	485	560	(13.4)%	531	550	(3.5)%	717	1,043	(31.3)%
	Dollars	$170,884	$208,642	(18.1)%	$183,260	$204,189	(10.2)%	$273,268	$427,164	(36.0)%
	Avg. Price	$352,338	$372,575	(5.4)%	$345,123	$371,253	(7.0)%	$381,126	$409,553	(6.9)%
West
(CA)	Home	162	199	(18.6)%	163	125	30.4%	285	277	2.9%
	Dollars	$84,423	$92,073	(8.3)%	$95,052	$55,562	71.1%	$169,512	$143,396	18.2%
	Avg. Price	$521,130	$462,676	12.6%	$583,140	$444,494	31.2%	$594,780	$517,677	14.9%
Consolidated Total
	Home	1,173	1,531	(23.4)%	1,290	1,422	(9.3)%	2,272	3,014	(24.6)%
	Dollars	$487,615	$628,643	(22.4)%	$531,415	$556,775	(4.6)%	$1,020,170	$1,287,794	(20.8)%
	Avg. Price	$415,699	$410,610	1.2%	$411,949	$391,543	5.2%	$449,018	$427,271	5.1%
Unconsolidated Joint Ventures
	Home	139	61	127.9%	108	44	145.5%	291	224	29.9%
	Dollars	$80,300	$39,821	101.7%	$64,641	$20,187	220.2%	$173,222	$151,716	14.2%
	Avg. Price	$577,697	$652,803	(11.5)%	$598,531	$458,795	30.5%	$595,264	$677,304	(12.1)%
Grand Total
	Home	1,312	1,592	(17.6)%	1,398	1,466	(4.6)%	2,563	3,238	(20.8)%
	Dollars	$567,915	$668,464	(15.0)%	$596,056	$576,962	3.3%	$1,193,392	$1,439,510	(17.1)%
	Avg. Price	$432,862	$419,889	3.1%	$426,363	$393,562	8.3%	$465,623	$444,568	4.7%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest net contracts include 45 homes and $18.5 million for the three months ended January 31, 2016 from Minneapolis, MN.

(3) The Southeast net contracts include 46 homes and $21.7 million for the three months ended January 31, 2016 from Raleigh, NC.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)		Communities Under Development Three Months - January 31, 2017
		Net Contracts(1) Three Months Ended Jan 31,			Deliveries Three Months Ended Jan 31,			Contract Backlog Jan 31,
		2017	2016	% Change	2017	2016	% Change	2017	2016	% Change
Northeast
(includes unconsolidated joint ventures)	Home	108	87	24.1%	110	159	(30.8)%	229	269	(14.9)%
(NJ, PA)	Dollars	$50,120	$35,494	41.2%	$54,647	$74,694	(26.8)%	$105,247	$129,276	(18.6)%
	Avg. Price	$464,072	$407,974	13.8%	$496,795	$469,773	5.8%	$459,594	$480,580	(4.4)%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	207	273	(24.2)%	214	216	(0.9)%	463	524	(11.6)%
(DE, MD, VA, WV)	Dollars	$111,674	$136,738	(18.3)%	$105,348	$99,219	6.2%	$285,390	$284,425	0.3%
	Avg. Price	$539,487	$500,874	7.7%	$492,277	$459,347	7.2%	$616,392	$542,796	13.6%
Midwest(2)
(includes unconsolidated joint ventures)	Home	155	207	(25.1)%	157	274	(42.7)%	384	577	(33.4)%
(IL, MN, OH)	Dollars	$52,792	$67,569	(21.9)%	$49,267	$91,840	(46.4)%	$117,641	$170,020	(30.8)%
	Avg. Price	$340,597	$326,420	4.3%	$313,803	$335,181	(6.4)%	$306,358	$294,662	4.0%
Southeast(3)
(includes unconsolidated joint ventures)	Home	143	220	(35.0)%	162	117	38.5%	401	391	2.6%
(FL, GA, NC, SC)	Dollars	$63,330	$95,086	(33.4)%	$66,226	$39,580	67.3%	$185,998	$166,366	11.8%
	Avg. Price	$442,870	$432,210	2.5%	$408,801	$338,287	20.8%	$463,835	$425,490	9.0%
Southwest
(includes unconsolidated joint ventures)	Home	497	560	(11.3)%	531	550	(3.5)%	736	1,043	(29.4)%
(AZ, TX)	Dollars	$179,550	$208,642	(13.9)%	$183,260	$204,189	(10.2)%	$286,411	$427,164	(33.0)%
	Avg. Price	$361,268	$372,575	(3.0)%	$345,123	$371,253	(7.0)%	$389,145	$409,553	(5.0)%
West
(includes unconsolidated joint ventures)	Home	202	245	(17.6)%	224	150	49.3%	350	434	(19.4)%
(CA)	Dollars	$110,449	$124,935	(11.6)%	$137,308	$67,440	103.6%	$212,705	$262,259	(18.9)%
	Avg. Price	$546,776	$509,937	7.2%	$612,981	$449,597	36.3%	$607,729	$604,284	0.6%
Grand Total
	Home	1,312	1,592	(17.6)%	1,398	1,466	(4.6)%	2,563	3,238	(20.8)%
	Dollars	$567,915	$668,464	(15.0)%	$596,056	$576,962	3.3%	$1,193,392	$1,439,510	(17.1)%
	Avg. Price	$432,862	$419,889	3.1%	$426,363	$393,562	8.3%	$465,623	$444,568	4.7%
Consolidated Total
	Home	1,173	1,531	(23.4)%	1,290	1,422	(9.3)%	2,272	3,014	(24.6)%
	Dollars	$487,615	$628,643	(22.4)%	$531,415	$556,775	(4.6)%	$1,020,170	$1,287,794	(20.8)%
	Avg. Price	$415,699	$410,610	1.2%	$411,949	$391,543	5.2%	$449,018	$427,271	5.1%
Unconsolidated Joint Ventures
	Home	139	61	127.9%	108	44	145.5%	291	224	29.9%
	Dollars	$80,300	$39,821	101.7%	$64,641	$20,187	220.2%	$173,222	$151,716	14.2%
	Avg. Price	$577,697	$652,803	(11.5)%	$598,531	$458,795	30.5%	$595,264	$677,304	(12.1)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest net contracts include 45 homes and $18.5 million for the three months ended January 31, 2016 from Minneapolis, MN.

(3) The Southeast net contracts include 46 homes and $21.7 million for the three months ended January 31, 2016 from Raleigh, NC.